EXHIBIT 16


                       BALSER, HOROWITZ, FRANK & WAKELING
                           AN ACCOUNTANCY CORPORATION

               C E R T I F I E D P U B L I C A C C O U N T A N T S








                                                            April 14, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read TMP Inland Empire VI, Ltd.'s statements included under Item 4 of its Form 8-K dated March 29, 1999 and, with respect to matters involving Balser, Horowitz, Frank & Wakeling, we agree with such statements.

Balser, Horowitz, Frank & Wakeling

BALSER, HOROWITZ, FRANK & WAKELING
An Accountancy Corporation



















        3000 WEST MACARTHUR BLVD., SUITE 600, SANTA ANA, CALIFORNIA 92704

         TELEPHONE (714) 754-1040 o (562) 425-8585 o FAX (714) 754-0362

                            BRANCH OFFICE: LONG BEACH